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                                                                  EXHIBIT 10-13

                          AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is made as of this ___ day of ___________, 1996, by and between RDO Equipment Co., a North Dakota corporation ("RDO Equipment-North Dakota"), and RDO Equipment Co. - Delaware, a Delaware corporation ("RDO Equipment-Delaware"). RDO Equipment-North Dakota and RDO Equipment-Delaware are sometimes referred to hereinafter as the "Constituent Corporations."

       WHEREAS, the authorized capital stock of RDO Equipment-North Dakota consists of 250,000 shares of Common Stock, par value $1.00 per share, of which __________ shares are issued and outstanding, and

       WHEREAS, the authorized capital stock of RDO Equipment-Delaware consists of __________ shares of Class A Common Stock, par value $.01 per share, of which __________ shares are issued and outstanding, and _______________ shares of Class B Common Stock, of which no shares are issued and outstanding, and

       WHEREAS, the directors of the Constituent Corporations deem it advisable and to the advantage of such corporations that RDO Equipment-North Dakota merge with and into RDO Equipment-Delaware upon the terms and conditions herein provided, and

       WHEREAS, the parties intend that the merger contemplated hereby shall be a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

       NOW, THEREFORE, the parties hereby adopt the plan of merger encompassed by this Merger Agreement and, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree that RDO Equipment-North Dakota shall merge with and into RDO Equipment-Delaware on the following terms and conditions:

                                    ARTICLE

                                       1.
                       TERMS AND CONDITIONS OF THE MERGER

1.1 MERGER. As soon as practicable following the fulfillment (or waiver, to the extent permitted herein) of the conditions specified herein, RDO Equipment-North Dakota shall be merged with and into RDO Equipment-Delaware (the "Merger"), and RDO Equipment-Delaware shall survive the Merger.

1.2 EFFECTIVE DATE. The Merger shall be effective upon the filing of this Merger Agreement, together with appropriate articles of merger or a certificate of merger with respect thereto, with the Secretaries of State of the States of North Dakota and Delaware, as provided by the North Dakota Business Corporation Act and the Delaware General Corporation Law (the "Effective Date").

1.3 SURVIVING CORPORATION. On the Effective Date, RDO Equipment-Delaware, as the surviving corporation (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware and shall succeed to all of the rights, privileges, powers and property of RDO Equipment-North Dakota in the manner of and as more fully set forth in
       Section 259 of the

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       Delaware General Corporation Law, and the separate corporate existence of
       RDO Equipment-North Dakota, except insofar as it may be continued by operation of law, shall cease and be terminated.

1.4. CAPITAL STOCK OF RDO EQUIPMENT-NORTH DAKOTA AND RDO EQUIPMENT-DELAWARE. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders:

       (a) Each share of Common Stock of RDO Equipment-North Dakota issued and outstanding immediately prior thereto shall be changed and converted into _________ of a fully paid and nonassessable share of the Class A Common Stock of RDO Equipment-Delaware; and

       (b) Each share of Class A Common Stock of RDO Equipment-Delaware issued and outstanding immediately prior thereto (_________ shares held by RDO Equipment-North Dakota) shall be canceled and returned to the status of authorized but unissued shares.


1.5. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates that, prior to that time, represented shares of the capital stock of RDO Equipment-North Dakota shall be deemed for all purposes to evidence ownership and to represent the number of shares of the capital stock of RDO Equipment-Delaware in accordance with Section
       1.4 above and shall be so registered on the books and records of RDO Equipment-Delaware or its transfer agent. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to RDO Equipment-Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend or other distributions upon, the shares of RDO Equipment-Delaware evidenced by such outstanding certificate as above provided. After the Effective Date, whenever certificates which formerly represented shares of RDO Equipment-North Dakota are presented for transfer or conversion, the Surviving Corporation will cause to be issued in respect thereof a certificate or certificates representing the appropriate number of shares of the capital stock of RDO Equipment-Delaware in accordance with Section 1.4 above.

1.6. FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of shares of capital stock of RDO Equipment-North Dakota into shares of capital stock of RDO Equipment-Delaware. If any fractional share of capital stock would, except for the provisions of this Section 1.6, be delivered upon such conversion, the Surviving Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering a certificate for conversion an amount in cash equal to the amount of such fractional share multiplied by $____________.

1.7. STOCK OPTIONS AND WARRANTS. Upon the Effective Date, each outstanding option or warrant to purchase capital stock of RDO Equipment-North Dakota shall, by virtue of the Merger and without any action on the part of the holder thereof, become an option or warrant to purchase Class A Common Stock of RDO Equipment-Delaware, and each option or warrant shall entitle the holder to purchase from RDO Equipment-Delaware the number of shares of Class A Common Stock of RDO Equipment-Delaware that equals the number of shares of capital stock of the same class and series of RDO Equipment-North Dakota subject to such option or warrant immediately prior to the Effective Date multiplied by ______ (rounded down to the nearest full number of shares), at an exercise price per share of the Class A Common Stock of RDO
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       Equipment-Delaware equal to the exercise price per share then specified with respect to such option or warrant divided by _______ (rounded to the nearest full cent).

1.8. OTHER EMPLOYEE BENEFIT PLANS. RDO Equipment-Delaware will assume all of the obligations of RDO Equipment-North Dakota under any and all employee benefit plans in effect as of the Effective Date or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

                                    ARTICLE
                                       2.
                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1. CERTIFICATE OF INCORPORATION. On the Effective Date, the Certificate of Incorporation of RDO Equipment-Delaware in effect immediately prior thereto shall be amended in the following respect, and as amended and in the form attached hereto as Appendix A, shall be and may be certified as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.
       Article I shall be amended to read as follows:

            The name of this corporation is RDO Equipment Co. (the
"Corporation").

2.2 BYLAWS. The Bylaws of RDO Equipment-Delaware in effect on the Effective Date shall continue to be the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

2.3. DIRECTORS. The directors of RDO Equipment-Delaware immediately preceding the Effective Date shall continue to be the directors of the Surviving Corporation on and after the Effective Date to serve until their successors are duly elected and qualified.

2.4. OFFICERS. The officers of RDO Equipment-Delaware immediately preceding the Effective Date shall continue to be the officers of the Surviving Corporation on and after the Effective Date to serve until their successors are duly elected and qualified.

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                                     ARTICLE
                                       3.
                                  MISCELLANEOUS

3.1. FURTHER ASSURANCES. From time to time and when required by the Surviving Corporation or by its successors and assigns there shall be executed and delivered on behalf of RDO Equipment-North Dakota such deeds and other instruments and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of RDO Equipment-North Dakota and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of RDO Equipment-North Dakota or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3.2. AMENDMENT. At any time before the date of filing, this Merger Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the shareholders of RDO Equipment-North Dakota if such amendment would in the sole discretion of the respective Boards of Directors of RDO Equipment-North Dakota and RDO Equipment-Delaware have a material adverse effect on the rights of such shareholders) as may be determined in the judgment of the respective Boards of Directors of RDO Equipment-North Dakota and RDO Equipment-Delaware to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

3.3 CONDITIONS OF MERGER. The respective obligations of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

       (a) The Merger shall have been approved by the shareholders of RDO Equipment-North Dakota in accordance with the North Dakota Business Corporation Act;

       (b) RDO Equipment-North Dakota as sole shareholder of RDO Equipment-Delaware shall have approved the Merger in accordance with the Delaware General Corporation Law; and

       (c) Any and all consents, permits, authorizations, approvals and orders deemed in the sole discretion of RDO Equipment-North Dakota to be material to consummation of the Merger shall have been obtained.

3.4. ABANDONMENT OR DEFERRAL. At any time before the date of filing, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either or both of the Constituent Corporations notwithstanding the approval of this Merger Agreement by the shareholders of RDO Equipment-North Dakota and RDO Equipment-Delaware, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of the Constituent Corporations, such action would be in the best interest of such Corporations. This Merger Agreement may be terminated at any time by the Board of Directors of RDO Equipment-North Dakota in the event that the number of shares as to which

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       shareholders have properly exercised their rights under Section 10-19.1-
       98 of the North Dakota Business Corporation Act is such that it is impracticable, in the sole judgment and discretion of such Board of Directors, to proceed with the consummation of the Merger. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that RDO Equipment-North Dakota shall pay all expenses of the Constituent Corporations incurred in connection with the Merger.

3.5. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

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       IN WITNESS WHEREOF, the Merger Agreement, having first been duly approved by the Boards of Directors of RDO Equipment-North Dakota and RDO Equipment-Delaware, is hereby executed on behalf of each of such corporations and attested by their respective officers thereunto duly authorized.


ATTEST:                                      RDO EQUIPMENT CO.,
                                             a North Dakota corporation


By                                           By
   -----------------------------                -----------------------------
Its                                          Its
    ----------------------------                 ----------------------------

ATTEST:                                      RDO EQUIPMENT CO. - DELAWARE,
                                             a Delaware corporation


By                                           By
    ----------------------------                 ----------------------------
Its                                          Its
    ----------------------------                 ----------------------------

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